Registration No. 333-263020

As filed with the Securities and Exchange Commission on August 8, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

Amendment #6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

KHEOBA CORP.
(Exact name of registrant as specified in its charter)

Nevada	7371	98-1636812
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

24 Vazha-Pshavela St.

Tbilisi, Georgia 0105

(702) 833-9604

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

Registered Agents Inc.

401 Ryland St., STE 200-A

Reno, NV 89502

775-401-6800

(Name, address, including zip code, and telephone number,

 including area code, of agent for service)

____________________________

As soon as practicable after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

KHEOBA CORP.

6,000,000 SHARES OF COMMON STOCK

Initial Public Offering

This is the initial offering of common stock of Kheoba Corp. We are offering for sale a total of 6,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Gaga Gvenetatdze, will attempt to sell the shares. He will receive no commission or other remuneration for any shares he may sell.

Kheoba Corp. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Kheoba Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of this registration statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Link LLC. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Our sole officer and director Mr. Gvenetatdze currently controls the registrant Company (Please read risk factors associated to our business). It is expected that Mr. Gvenetatdze will hold control voting power or will hold 50% of voting power if the maximum number of common shares is purchased in this offering.

The Company, its executive, any company promoters or their affiliates intend for the company, once reporting, do not have any intentions for us to be used as a vehicle for a private company to become a reporting company.

Kheoba Corp. is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.    THEREFORE, BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY THE RISK FACTORS, BEGINNING ON PG. 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  August 8, 2023

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PROSPECTUS SUMMARY	4
RISK FACTORS	7
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	20
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	23
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
PLAN OF DISTRIBUTION	17
DESCRIPTION OF SECURITIES	17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	26
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	27
INTERESTS OF NAMED EXPERTS AND COUNSEL	18
EXPERTS	19
AVAILABLE INFORMATION	28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	23
INDEX TO THE FINANCIAL STATEMENTS	29

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “KHEOBA CORP.” REFERS TO KHEOBA CORP. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about the Company

We were incorporated in Nevada on July 27, 2021. We are development stage company and intends to commence operations in software development and travel industry. We intend to provide an online platform for private and group adventures in Georgia and Caucasus mountains region. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds” elsewhere in this Prospectus). Our principal executive office is located at 24 Vazha-Pshavela St., Tbilisi, Georgia 0105. Our phone number is (702) 833-9604.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements for the three months ended April 30, 2023 reports revenues of $9,400 and a net income of $8,396. Our independent registered public accounting firm has issued an audit opinion for Kheoba Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about the emerging growth company’s executive compensation arrangements.

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An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering;

•	the first fiscal year after our annual gross revenues are $1 billion or more;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The Offering

The Issuer:	Kheoba Corp.
Securities Being Offered:	6,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The offering shall terminate on the earlier of

(i) the date when the sale of all 6,000,000 common shares is completed;

(ii) one year from the date of this prospectus; or

(iii) prior to one year at the sole determination of our director Mr. Gvenetatdze.

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Gross Proceeds	$120,000
Securities Issued and Outstanding:	There are 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Gaga Gvenetatdze.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $10,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements as of year end October 31, 2022 and as of quarter ended April 30, 2023 (Unaudited).

Financial Summary	April 30, 2023 (Unaudited)	October 31, 2022
Cash and Deposits	5,901	2,005
Total Assets	9,401	5,505
Total Liabilities	4,370	8,870
Total Stockholder’s Equity	5,031	(3,365)

Statement of Operations	April 30, 2023 (Unaudited)	October 31, 2022
Revenue	9,400	4,000
Total Expenses	1,004	12,495
Net Loss for the Period	8,396	(8,495)

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RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. This risk factor section includes all material risks of which our company is aware. The trading price of our common stock, when and if we are ever able to trade our common stock, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

We are solely dependent upon the funds to be raised in this offering to start our business. If we don’t raise these proceeds, we will not achieve revenues and profitable operations and our business will likely fail.

Our current operating funds are less than we require to complete our intended operations plan. As of April 30, 2023, we had cash in the amount of $5,901 and liabilities of $4,370. As of this date, we have had limited operations and insignificant income. We require the proceeds from this offering to achieve sufficient revenue and profitable operations. There is no assurance that we will be successful in raising the funds from this offering. If we are not successful in raising the said funds our business may fail.

There is substantial uncertainly as to whether we will continue as a going concern.  if we discontinue operations, you will lose your investment.

We had net income of $8,396 and accumulated deficit of ($969) as of quarter end April 30, 2023. However, we  are anticipating losses during the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal years ended October 31, 2022 This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new products. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

 We are a development stage company and have commenced limited operations in our business. We expect to incur operating losses for the foreseeable future

We were incorporated on July 27, 2021, and to date have been involved primarily in organizational activities. From inception on July 27, 2021, till now we incorporated the company and prepared a business plan.

We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is possible that we will not generate significant revenues or achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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The company may not be able to generate significant revenues.

We expect to earn revenues solely in our chosen business area. In the opinion of Mr. Gvenetatdze, we reasonably believe that we will begin to generate significant revenues within approximately twelve months. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.

Because our services and software will not patent protected, a competitor could copy our technology, which could cause our business to fail.

Our potential competitive advantage will be our director’s professional experience, services and. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our software. Accordingly, our business is subject to the risk that competitors could either copy our business model or reverse our technology and release a competing product with similar features. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

We are going to utilize freelancers as the independent contractors. We may face damage to our reputation if our future clients are not satisfied with use of freelancers.

As a software development company, we will depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for professional service company and integrity to attract customers. If we are unable to obtain engagements, investors are likely to lose their entire investment.

Because we are small company and have limited capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our operations will be conducted outside the United States. The U.S. stockholders would face difficulty in:

-	effecting service of process within the United States on our officers;

-	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

-	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and

-	bringing an original action in foreign courts to enforce liabilities

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not have any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital.

Our sole officer and director may not be able to devote a sufficient amount of time to our business operations, causing our business to fail.

Gaga Gvenetatdze, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Gvenetatdze to the Company could negatively impact our business development.

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If Gaga Gvenetatdze, our sole officer and director, should resign, that could result in our operations being suspended. If that should occur, our business could fail, and you could lose your entire investment.

We solely, and therefore are extremely depending on the services of our sole officer and director, Gaga Gvenetatdze, for the future success of the business. The loss of the services of Mr. Gvenetatdze could have an adverse effect on our business, financial condition and results of operations. Mr. Gvenetatdze is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

Our president Mr. Gvenetatdze has no significant experience in the travel industry.

Mr. Gvenetatdze has no significant experience in the travel industry. He has general software development expertise and has no significant experience in software development for travel industry. Mr. Gvenetatdze lacks this experience or expertise will pose risks to our company and its investors.

Investors cannot withdraw funds once their subscription agreements are accepted by the Company. Therefore, because the investment is irrevocable, investors must be prepared that they may lose their entire investment if the business fails

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Kheoba Corp. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

Investors in this offering will have limited control over decision making because the company’s sole officer and director controls a majority of the issued and outstanding common stock

Our sole officer and director Mr. Gvenetatdze owns a majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock even if the maximum number of common shares is purchased in this offering. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event we enter into transactions, which require stockholder approval.

Because we are holding the proceeds of this offering in a corporate bank account, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account, but in a corporate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 6,000,000 shares are issued and outstanding. We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering and might have an adverse effect on any trading market for our common stock.

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As an “emerging growth company” under the JOBS act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Competitors with more resources may force us out of business

The software development market is highly competitive. There are numerous companies in software development industry. Most of these companies are privately held, therefore, we are unable to precisely assess the size of our competitors. However, we anticipate that our future competitors will be substantially larger than our Company and have greater financial resources than we have. The principal competitive factors affecting the market for the Company’s products include product quality, brand recognition, price and marketing capabilities. There can be no assurance that the Company will be able to compete successfully against future competitors based on these and other factors.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The market for our services and products is competitive and rapidly changing, and the barriers to entry are relatively low. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit customer attrition and maintain our prices.

We face risks related to the ongoing Russian invasion of Ukraine.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy. Due to the proximity of Georgia to Russia and Ukraine the international travelers’ number to Georgia may decrease resulting significant impact on our business.

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RISKS ASSOCIATED WITH THIS OFFERING

The trading in our shares will be regulated by the securities and exchange commission rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The term “penny stock” generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

-	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

-	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

-	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

-	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

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The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We will not be required to comply with certain provisions of the Sarbanes-Oxley act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

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Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. We will be exempt from the auditor attestation requirement concerning management’s report on the effectiveness of internal control over financial reporting for so long as we remain a smaller reporting company.

As a section 15(d) filer, we will not be a fully reporting company.

We will not be subject to the proxy rules under Section 14 of the Exchange Act, the prohibition of short-swing profits under Section 16 of the Exchange Act and the beneficial ownership reporting requirements of Sections 13(d) and (g) of the Exchange Act. If we have less than 300 shareholders following the fiscal year in which our registration statement becomes effective, our periodic reporting obligations under Section 13(a) will be automatically suspended under Section 15(d) of the Exchange Act.

We plan to sell shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Our status as an “emerging growth company” under the JOBS act of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Gaga Gvenetatdze, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

Our president, Mr. Gvenetatdze does not have any prior experience conducting a best-effort offering, and our best effort offering do not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Gvenetatdze does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Link LLC. The OTC Link LLC is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Link LLC is not an issuer listing service, market or exchange. Although the OTC Link LLC does not have any listing requirements per se, to be eligible for quotation on the OTC Link LLC, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Link LLC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Link LLC that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Kheoba Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Factors such as announcements of new services by us or our competitors, and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

We will incur ongoing costs and expenses for sec reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Gaga Gvenetatdze, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Link LLC. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $12,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Link LLC.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated.

	25% of offering	50% of offering	75% of offering	100% of offering
Gross proceeds	$30,000	$60,000	$90,000	$120,000

In order of priority, the gross proceeds of the offering will be used as follows:

	25% of offering	50% of offering	75% of offering	100% of offering
Office and Equipment	$5,000	$10,000	$15,000	$20,000
Marketing Campaign	$-	$18,000	$28,000	$38,000
Software development	$13,000	$20,000	$35,000	$50,000
General and administrative	$12,000	$12,000	$12,000	$12,000
TOTAL	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs.

“General and Administrative Costs” noted above include costs related to accounting, audit, legal and transfer agent costs that we incur in filing reports with the Securities and Exchange Commission, as well as general working capital, which are estimated to be approximately $12,000 per year.

We are not intending to use the net proceeds from the offering to pay compensation to Mr. Gvenetatdze or to repay the loan from Mr. Gvenetatdze.

If necessary, Gaga Gvenetatdze, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the  OTC Link LLC. Mr. Gvenetatdze will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Gvenetatdze. Mr. Gvenetatdze will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

 DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity on April 30, 2023. Gaga Gvenetatdze has paid $0.001 per share for the 6,000,000 shares of common stock he purchased from the Company in August 2021.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2023, the net tangible book value of the shares was $5,031 or approximately $0 per share, based upon 6,000,000 shares outstanding. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

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Purchasers of shares in this offering if 100% shares sold

Price per share	$0.02
Net tangible book value per common share before offering	$5,031
Net tangible book value per common share after offering	$125,031
Pro forma net tangible book value per common share after offering	0.0104
Pro forma net tangible book value per common share before offering	0
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	0.0104
Dilution per share	$0.0096
Capital contributions	$120,000
Number of shares after offering held by public investors	6,000,000
Percentage of director ownership after offering	50%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.02
Net tangible book value per common share before offering	$5,031
Net tangible book value per common share after offering	$95,031
Pro forma net tangible book value per common share after offering	0.0091
Pro forma net tangible book value per common share before offering	0
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	0.0091
Dilution per share	$0.0109
Capital contributions	$90,000
Number of shares after offering held by public investors	4,500,000
Percentage of director ownership after offering	57.14%

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Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.02
Net tangible book value per common share before offering	$5,031
Net tangible book value per common share after offering	$65,031
Pro forma net tangible book value per common share after offering	0,0072
Pro forma net tangible book value per common share before offering	0
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	0,0072
Dilution per share	$0.0128
Capital contributions	$60,000
Number of shares after offering held by public investors	3,000,000
Percentage of director ownership after offering	66.67%

Purchasers of shares in this offering if the 25% of shares sold

Price per share	$0.02
Net tangible book value per common share before offering	$5,031
Net tangible book value per common share after offering	$35,031
Pro forma net tangible book value per common share after offering	0.0047
Pro forma net tangible book value per common share before offering	0
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	0.0047
Dilution per share	$0.0153
Capital contributions	$30,000
Number of shares after offering held by public investors	1,500,000
Percentage of director ownership after offering	80.00%

SELLING SECURITIY HOLDERS

Not applicable, we do not have any selling security holders.

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PLAN OF DISTRIBUTION

We have 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 6,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Gaga Gvenetatdze will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Gvenetatdze is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Gvenetatdze will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Gvenetatdze is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Gvenetatdze will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Gvenetatdze will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 6,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Link LLC. In order to be quoted on the OTC Link LLC, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.02.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of April 30, 2023, there were 6,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and Director.

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Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Law

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Kheoba Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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The validity of the issuance of the shares of common stock offered by us has been passed upon by Haddan & Zepfel LLP.

Experts

FRUCI & ASSOCIATES II, PLLC our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. FRUCI & ASSOCIATES II, PLLC has presented its report with respect to our audited financial statements.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

We are development stage company and intends to commence operations in software development and travel industry. We intend to provide an online platform for private and group adventures in Georgia and the Caucasus mountains region. Our principal executive office is located at 24 Vazha-Pshavela St., Tbilisi, Georgia 0105. Our phone number is (702) 833-9604.

Georgia one of the beautiful countries in Europe. It is a part of the Caucasus region. It covers 26,911 sq mi and has a population of around 4 million. The country plans to host 11 million international visitors by 2025. We plan to develop a travel oriented online platform with the following features:

-	booking multi-day private and group tours.

-	tour guide ranking algorithm by professional experience and clients’ feedbacks.

-	artificial intelligence-based algorithm for tour choosing.

-	integrated CRM system for tour suppliers.

-	integrated guides by topic (Georgian wine guide, Georgian cuisine guide etc.)

-	tour experience pictures and video sharing algorithm.

-	24-hours chat support.

We also plan to create and test five package tours as initial offers on our platform. Before we launch our platform, we are planning to organize tours on the following topics:

-	Georgian wine tour.
-	The Caucasus mountains retreat.
-	Old Tbilisi tour.
-	Tour to Khevi and Khevsureti.
-	Discover Achara.

We are planning to spend raised funds from the offering mostly on the software development and marketing campaign. We need up to $35,000 to create the artificial intelligence-based algorithm and CRM system coding. We need minimum of $8,000 to develop an internal CRM system for our platform. We can raise this amount if we sell 25% of the shares issued. We require additional funding of $27,000 to create artificial intelligence-based algorithm for our platform. We may proceed with the algorithm development if we sell minimum 75% of shares issued.

Revenue

We are planning to generate revenue from the tour suppliers (individual tour guides, travel agencies). They can purchase monthly or annual access to the platform and CRM system. The platform users (customers) can purchase monthly or annual subscription for the new adventures list and special offers. We also plan to organize group tours to test our package tours and features hypothesis.

Competition and Marketing

There are plenty of online platforms and CRM systems with the tour offers and connection features between clients and tour guides. There many tour guides marketplaces as well. Majority of these platforms are concentrated on the worldwide adventures. We are considering to be a local oriented platform with specific knowledge about Georgia, national traditions and mentality. Moreover, we are planning to pay attention to the cultural aspects in different locations. We are planning to promote our services and products through influencers, micro-bloggers in YouTube and Instagram. Moreover, we are planning to hire the outsource sales representatives to sell our services to the tour agencies.

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Employees; Identification of Certain Significant Employees.

We have no employees other than our sole officer and director, Gaga Gvenetatdze who currently devotes approximately twenty hours per week to company matters.

Government Regulation

We are subject to compliance with laws, governmental regulations, administrative determinations, court decisions and similar constraints.

The company upon implementing its business plan expects to be in compliance with U.S. federal laws, including the U.S. Privacy Act of 1974, Health Insurance Portability and Accountability Act of 1996, Children's Online Privacy Protection Act of 1998 (COPPA), 1999 Gramm-Leach Bliley Act that protects the rights and data of U.S. consumers, patients, minors and others.

The Nevada state laws (Nevada Revised Statutes – NRS)

CHAPTER 603A - SECURITY AND PRIVACY OF PERSONAL INFORMATION

SECURITY OF INFORMATION MAINTAINED BY DATA COLLECTORS AND OTHER BUSINESSES

State of Nevada Online Privacy Policy - Effective Date 11/25/02 | 3.03 B.

Law of Georgia in cybersecurity№6391-Ic

Law of Georgia in security and privacy of personal information №5669-PC

We will also be subject to common business and tax rules and regulations pertaining to the normal business operations.

DESCRIPTION OF PROPERTY

Offices

Our business office is located at 24 Vazha-Pshavela St., Tbilisi, Georgia 0105. This address was provided by sole officer and president, Mr. Gvenetatdze. Our telephone number is (702) 833-9604.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and insignificant revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise 25% of money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

PLAN OF OPERATION

As of April 30, 2023, our cash balance was $5,901. We may not be able to raise sufficient funds from this offering to sustain our operations. Gaga Gvenetatdze, our Chairman, President, and Secretary, has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Gvenetatdze, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 24 Vazha-Pshavela St., Tbilisi, Georgia 0105. Our phone number is (702) 833-9604.

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After the effectiveness of our registration statement by the SEC, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations following the completion is as follows:

	25% of offering	50% of offering	75% of offering	100% of offering
Office and Equipment	$5,000	$10,000	$15,000	$20,000
Marketing Campaign	$-	$18,000	$28,000	$38,000
Software development	$13,000	$20,000	$35,000	$50,000
General and administrative	$12,000	$12,000	$12,000	$12,000
TOTAL	$30,000	$60,000	$90,000	$120,000

If we complete 25% of the offering described in this prospectus, we expect to receive net proceeds of $30,000. We are planning to spend $5,000 on the office equipment, $13,000 on the software development. It will also cover the estimated $12,000 in expenses as general and administrative costs. We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

If we complete 50% of the offering described in this prospectus, we expect to receive net proceeds of $60,000. We intend to allocate $10,000 towards the office rent and office equipment, software development and website maintenance $20,000 and marketing expenses of $18,000. It will also cover the estimated $12,000 in expenses as general and administrative costs. We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses.

If we complete 75% of the offering described in this prospectus, we expect to receive net proceeds of $90,000. We intend to allocate $15,000 towards the office rent and office equipment, software development and website maintenance $35,000 and marketing expenses of $28,000. It will also cover the estimated $12,000 in expenses as general and administrative costs. We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses.

If we are successful in completing 100% of offering described in this prospectus, of which there is no assurance, we expect to receive net proceeds of $120,000. We intend to allocate $20,000 towards the office rent and office equipment, software development and website maintenance $50,000 and marketing expenses of $38,000. It will also cover the estimated $12,000 in expenses as general and administrative costs. We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

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Results of operations for the year end October 31, 2022

During the period we generated revenue of $4,000. Our loss was $8,495.

Results of operations for the three months ended April 30, 2023

During the period we generated revenue of $9,400. Our net income was $8,396.

LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2023, the Company had $5,901 cash and our liabilities were $4,370, comprising $4,370 owed to Gaga Gvenetatdze, our sole officer and director.  The available capital is not sufficient for the Company to remain operational.

Since inception, we have sold 6,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $6,000.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider funding this work is public offering.

As of the date of this registration statement, the current funds available to the Company should be sufficient to continue maintaining our reporting status until we raise funds from this offering. In case raising funds will take longer than planned, or our short-term expenses exceed our expectations, the company’s sole officer and director, Gaga Gvenetatdze, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. We believe that we will obtain this loan from our director as he is the majority owner of the company and therefore has an incentive to finance us.

Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $12,000.

Management believes that the net proceeds, assuming a minimum of $30,000 is raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to sustain operations and to pay for our costs of being a reporting company for 12 months. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

22

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

Kheoba Corp. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Gaga Gvenetatdze 24 Vazha-Pshavela St., Tbilisi, Georgia 0105	29	President, Secretary, Treasurer and Director

23

Gaga Gvenetatdze has acted as our President, Secretary, Treasurer and sole Director since our incorporation on July 27, 2021. Mr. Gvenetatdze owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Gvenetatdze was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Gvenetatdze has a master’s degree from Georgian Technical University, Faculty of Informatics and Control Systems in 2017. Since 2015 till 2020, he worked as a team lead software developer for “Evolution Gaming”, LLC. Since 2020 he has been working as a freelance software developer. We believe that Mr. Gvenetatdze’s specific experience, qualifications and skills will enable to develop our business.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by Mr. Gvenetatdze and hold office until removed by him or until their resignation.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this prospectus.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company’s internal accounting controls, practices and policies.

24

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer and director for the year ended October 31, 2021 and 2022 and for the six months ended April 30, 2023 (Unaudited):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Gaga Gvenetatdze, President, Director, Treasurer and Secretary	October 31, 2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Gaga Gvenetatdze, President, Director, Treasurer and Secretary	October 31, 2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Gaga Gvenetatdze, President, Director, Treasurer and Secretary	Six months ended April 30, 2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Gvenetatdze currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock that have not Vested (#)	Market Value of Units or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights that have not Vested ($)

Gaga Gvenetatdze	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 1, 2021, we issued a total of 6,000,000 shares of restricted common stock to Gaga Gvenetatdze, our sole officer and director in consideration of $6,000.

Further, Mr. Gvenetatdze has advanced funds to us. As of April 30, 2023, Mr. Gvenetatdze advanced us $4,370. Mr. Gvenetatdze will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Gvenetatdze. Mr. Gvenetatdze will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Gvenetatdze does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Gvenetatdze or the repayment of the funds to Mr. Gvenetatdze. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2023 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Gaga Gvenetatdze 24 Vazha-Pshavela St., Tbilisi, Georgia 0105	6,000,000 shares of common stock	100%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 30, 2023.  As of April 30, 2023, there were 6,000,000 shares of our common stock issued and outstanding.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTC Link LLC upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by FRUCI & ASSOCIATES II, PLLC. Our financial statements for the year ended October 31, 2022 and for the six months ended April 30, 2023, immediately follow:

28

INDEX TO FINANCIAL STATEMENTS FOR THE YEAR ENDED OCTBER 31, 2022 AND THE PERIOD FROM JULY 27, 2021 (INCEPTION) TO OCTOBER 31, 2021

29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Kheoba Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kheoba Corp. (“the Company”) as of October 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended October 31, 2022, and the period from July 27, 2021 (inception) to October 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended October 31, 2022 and the period from July 27, 2021 (inception) to October 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit, net losses, and negative cash flows from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2021. Spokane, Washington
May 30, 2023

F-1

KHEOBA CORP.

BALANCE SHEETS

	October 31, 2022	October 31, 2021
ASSETS
Cash on hand	$2,005	$6,000
Total current assets	2,005	6,000

Website Development Costs	3,500	-
Total Assets	$5,505	$6,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,500	$-
Related party loan	4,370	870
Total current liabilities	8,870	870

Commitments and Contingencies

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized; 6,000,000 shares issued and outstanding at par	6,000	6,000
Accumulated deficit	(9,365)	(870)
Total Stockholders’ Equity	(3,365)	5,130

Total Liabilities and Stockholders’ Equity	$5,505	$6,000

The accompanying notes are an integral part of these financial statements.

F-2

KHEOBA CORP.

STATEMENTS OF OPERATIONS

	Year ended October 31, 2022	From July 27, 2021 (Inception) to October 31, 2021

REVENUES	$4,000	$-

OPERATING EXPENSES
General and Administrative Expenses	12,495	870
TOTAL OPERATING EXPENSES	12,495	870

NET INCOME (LOSS) FROM OPERATIONS	(8,495)	(870)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$(8,495)	$(870)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	6,000,000	6,000,000

The accompanying notes are an integral part of these financial statements.

F-3

KHEOBA CORP.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, July 27, 2021	-	$-	$-	$-	$-

Shares issued for cash at par value $0.001 per share on October 1, 2021	6,000,000	6,000	-	-	6,000

Net loss from inception July 27, 2021 ended October 31, 2021	-	-	-	(870)	(870)

Balance, October 31, 2021	6,000,000	$6,000	$-	$(870)	$5,130

Net loss for the year ended October 31, 2022	-	-	-	(8,495)	(8,495)

Balance, October 31, 2022	6,000,000	$6,000	$-	$(9,365)	$(3,365)

The accompanying notes are an integral part of these financial statements.

F-4

KHEOBA CORP.

STATEMENTS OF CASH FLOWS

	Year ended October 31, 2022	From July 27, 2021 (Inception) to October 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(8,495)	$(870)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts payable	4,500	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,995)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	6,000
Related Party Loans	-	870
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$-	$6,870

Net increase (decrease) in cash and equivalents	(3,995)	6,000
Cash and equivalents at beginning of the period	6,000	-
Cash and equivalents at end of the period	$2,005	$6,000

Supplemental cash flow information:
Cash paid for:
Interest	$-	$-
Taxes	$-	$-

Non-cash activities:
Related party loan for website development	(3,500)	-

The accompanying notes are an integral part of these financial statements.

F-5

KHEOBA CORP.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED OCTOBER 31, 2022 AND THE PERIOD FROM JULY 27, 2021 (INCEPTION) TO OCTOBER 31, 2021

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Kheoba Corp. (referred as the “Company”, “we”, “our”) was Incorporated in the State of Nevada and established on July 27, 2021. We are a Software Development company that offers Consulting services.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $9,365 at October 31, 2022, a net loss of $8,495 for the year ended October 31, 2022. The Company has Accounts payable of $4,500 and Related party loan of $4,370 on a balance sheet at October 31, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The extent of the impact of the coronavirus ("COVID‐19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID‐19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is October 31.

F-6

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.  The Company issued 6,000,000 common shares for consideration of $6,000 at par value $0.001 to director Gaga Gvenetadze.

The Company owes $4,370 in Related Party Loan currently to director as per incorporation expenses of October 31, 2022.

Website Development Costs

The Company amortizes these costs using the straight-line method over a period of three years, which is the remaining estimated economic life of the costs. At the end of each reporting period, the Company writes down any excess of the unamortized balance over the net realizable value.

As of October 31, 2022, the total amount of website development was $3,500.

During the Website Application and Infrastructure Development Stage, the Company relied on Codification 350-50-25-7, which states “Costs to obtain and register an internet domain shall be capitalized under Section 350-30-25”. Codification 350-50-25-6 states “Costs incurred to purchase software tools, or costs incurred during the application development stage for internally developed tools, shall be capitalized”.

Based on the above, the Company website costs are capitalized.

The website was in development process until June 30, 2023 and is up and running from July 1, 2023. Website amortization will begin in the quarter ending 07/31/2023.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (ASU) 2014-09, Revenue from contracts with customers (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the considerations that the Company expects to receive in exchange for those goods.

The Company applies the following five-step model in order to determine this amount: (i) identification of the contract (ii) determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must complete and which of these performance obligations are distinct. We have 3 performance obligations to plan and arrange for the tour and travel for the customer, to perform assistance during the tour if needed and to perform guided tours. (Kheoba's director leads groups or individuals through historical sites, museums, geographic destinations, and outdoor excursions. Kheoba director shares cultural, historical, and practical knowledge with tourists).

The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. The revenue is recognized as each performance obligation is completed. 20 % of the revenue recognized when the tour planning and arrangement for tour are completed ,30% of revenue recognized when assistance is completed and then the remaining 50% recognized once the guided tour is completed (after any guided tour services obligations are finished).

ASC 606-10-25-27(a) addresses revenue recognition over time, and it states that revenue should be recognized over time if one of the following conditions is met: (a) The customer receives and consumes the benefits provided by the entity's performance as the entity performs.

We have determined that our performance obligations are typically satisfied at a point in time, such as completion of the service. As a result, revenue for each performance obligation is recognized at a point in time rather than over time.

As of October 31, 2022 the Company has generated $4,000 from sales of our tourism program.

At our company, customers pay us for our guided tours, which are thoughtfully designed to include tailored sightseeing, immersive local experiences, and a range of outdoor activities. We have curated a network of trusted providers who specialize in offering high-quality meals, comfortable accommodation, and convenient transportation. Customers have the flexibility to select and pay for these services directly with the respective providers, in addition to the tour fee they pay to our company.

The tour includes customized tourist attractions and viewpoints in the Caucasus Mountains region. The company can arranges comfortable accommodations for the duration of the tour, such as hotels or lodges situated in picturesque locations near the Caucasus Mountains. The company handles transportation logistics, including airport transfers and transportation between various destinations throughout the tour. As stated, the tour is guided, so the company provides experienced guides who are knowledgeable about the region's history, culture, and natural beauty. The company organizes suitable activities for participants, taking into account their preferences and fitness levels.

The company can organize breakfast, lunch, and dinner at selected restaurants or provide packed meals for outdoor excursions, ensuring that participants have access to nourishing and delicious food. Our company provides customer support throughout the tour, addressing any concerns or issues that participants may have.

In determining the transaction price, we utilize various sources of information, including historical data, market conditions, contractual terms, customer-specific factors, and estimates of variable consideration, where applicable. These considerations enable us to make a reasonable estimate of the transaction price based on the information available at the time of revenue recognition. The transaction price is contractual. No other party can recognize revenue or issue refunds because the Kheoba director is the only party involved. Based on fair market price we allocate the transaction price as follows: 20% is planning/arranging, 30% is assistance and 50% is guided service.

The Company collects payment from customers before the service is provided. When deposits are collected before the service is provided, the Company recognizes deferred income until the customer signs the act of acceptance. Our performance obligation to plan and arrange trip are met when we finished with planning and arranging for the customers. Our performance obligation to perform assistance during the tour if needed is met when the tour is over in case no assistance is requested. Our obligation to perform the guided tours is met when we finish the guided tour and indication that guided tour is finished is signed by customers the act of acceptance of our services. The company determines that the obligation for guided tour is satisfied when the customer signs the act of acceptance. We consider the signing of the act of acceptance as the point in time when promised services is transferred to the customer.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

F-7

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of October 31, 2022, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 4 – LOAN FROM DIRECTOR

As of October 31, 2022, the Company owed $4,370 to the Company’s sole director, Gaga Gvenetadze for the Company’s working capital purposes.  The amount is outstanding and payable upon request.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

On August 1, 2021 the Company issued 6,000,000 shares of common stock to a director for consideration of $6,000 at par value $0.001 per share.

There were 6,000,000 shares of common stock issued and outstanding as of October 31, 2022.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Gaga Gvenetadze, has agreed to provide his own premise under office needs. He will not take any fee for these premises, it is for free use.

The extent of the impact of the coronavirus ("COVID‐19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID‐19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to October 31, 2022 through July 6, 2023, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-8

INDEX TO FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2023 AND 2022

F-9

KHEOBA CORP.

BALANCE SHEETS

	April 30, 2023 (Unaudited)	October 31, 2022
ASSETS
Cash on hand	$5,901	$2,005
Total current assets	5,901	2,005

Website Development Costs	3,500	3,500
Total Assets	$9,401	$5,505
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$-	$4,500
Related party loan	4,370	4,370
Total current liabilities	4,370	8,870

Commitments and Contingencies

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized; 6,000,000 shares issued and outstanding at par	6,000	6,000
Accumulated deficit	(969)	(9,365)
Total Stockholders’ Equity	5,031	(3,365

Total Liabilities and Stockholders’ Equity	$9,401	$5,505

The accompanying notes are an integral part of these financial statements.

F-10

KHEOBA CORP.

STATEMENTS OF OPERATIONS

	Three months ended April 30, 2023 (Unaudited)	Three months ended April 30, 2022 (Unaudited)	Six months ended April 30, 2023 (Unaudited)	Six months ended April 30, 2022 (Unaudited)

REVENUES	$9,400	$-	$9,400	$-

OPERATING EXPENSES
General and Administrative Expenses	1,004	4,500	1,004	9,500
TOTAL OPERATING EXPENSES	1,004	4,500	1,004	9,500

NET INCOME (LOSS) FROM OPERATIONS	8,396	(4,500)	8,396	(9,500)

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	$8,396	$(4,500)	$8,396	$(9,500)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	6,000,000	6,000,000	6,000,000	6,000,000

The accompanying notes are an integral part of these financial statements.

F-11

KHEOBA CORP.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance, October 31, 2021	6,000,000	$6,000	$-	$(870)	$5,130

Net loss for the quarter ended January 31, 2022	-	-	-	(5,000)	(5,000)

Balance, January 31, 2022	6,000,000	$6,000	$-	$(5,870)	$130

Net loss for the quarter ended April 30, 2022	-	-	-	(4,500)	(4,500)

Balance, April 30, 2022	6,000,000	$6,000	$-	$(10,370)	$(4,130)

Balance, October 31, 2022	6,000,000	$6,000	$-	$(9,365)	$(3,365)

Net loss for the quarter ended January 31, 2023	-	-	-	-	-

Balance, January 31, 2023	6,000,000	$6,000	$-	$(9,365)	$(3,365)

Net income (loss) for the quarter ended April 30, 2023	-	-	-	8,396	8,396

Balance, April 30, 2023	6,000,000	$6,000	$-	$(969)	$5,031

The accompanying notes are an integral part of these financial statements.

F-12

KHEOBA CORP.

STATEMENTS OF CASH FLOWS

	Six months ended April 30, 2023 (Unaudited)	Six months ended April 30, 2022 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$8,396	$(9,500)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts payable	(4,500)	4,500
CASH FLOWS USED IN OPERATING ACTIVITIES	3,896	(5,000)

Net increase (decrease) in cash and equivalents	3,896	(5,000)
Cash and equivalents at beginning of the period	2,005	6,000
Cash and equivalents at end of the period	$5,901	$1,000

Supplemental cash flow information:
Cash paid for:
Interest	$-	$-
Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-13

KHEOBA CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

SIX MONTHS ENDED APRIL 30, 2023

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Kheoba Corp. (referred as the “Company”, “we”, “our”) was Incorporated in the State of Nevada and established on July 27, 2021. We are a Software Development company that offers Consulting services.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $969 at April 30, 2023, revenue of $9,400 for the six month ended April 30, 2023. The Company has Related party loan of $4,370 on a balance sheet at April 30, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The extent of the impact of the coronavirus ("COVID‐19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID‐19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is October 31.

F-14

The financial information furnished herein reflects all adjustments, consisting of normal recurring items that, in the opinion of management, are necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim periods. The results of operations for the six months ended April 30, 2023 are not necessarily indicative of the results to be expected for the year ending October 31, 2023.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.  The Company issued 6,000,000 common shares for consideration of $6,000 at par value $0.001 to director Gaga Gvenetadze.

The Company owes $4,370 in Related Party Loan currently to director as per incorporation expenses of April 30, 2023.

Website Development Costs

The Company amortizes these costs using the straight-line method over a period of three years, which is the remaining estimated economic life of the costs. At the end of each reporting period, the Company writes down any excess of the unamortized balance over the net realizable value.

In May 2022 the Company capitalized website development costs of $3,500 which will be amortized over three years. As of April 30, 2023, the total amount of website development was $3,500. The Company expects to recognize amortization expense for the remainder of fiscal year ending October 31, 2023 of $583, amortization expense of $1,167 for the fiscal year ending October 31, 2024, amortization expense of $1,167 for the fiscal year ending October 31, 2025, and amortization expense of $583 for the fiscal year ending October 31, 2026.

During the Website Application and Infrastructure Development Stage, the Company relied on Codification 350-50-25-7, which states “Costs to obtain and register an internet domain shall be capitalized under Section 350-30-25”. Codification 350-50-25-6 states “Costs incurred to purchase software tools, or costs incurred during the application development stage for internally developed tools, shall be capitalized”.

Based on the above, the Company website costs are capitalized.

The website was in development process until June 30, 2023 and is up and running from July 1, 2023.Website amortization will begin in the quarter ending 07/31/2023.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

F-15

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (ASU) 2014-09, Revenue from contracts with customers (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the considerations that the Company expects to receive in exchange for those goods.

The Company applies the following five-step model in order to determine this amount: (i) identification of the contract (ii) determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must complete and which of these performance obligations are distinct. We have 3 performance obligations: to plan and arrange for the tour and travel for the customer, to perform assistance during the tour if needed and to perform guided tours. (Kheoba's director leads groups or individuals through historical sites, museums, geographic destinations, and outdoor excursions. Kheoba director shares cultural, historical, and practical knowledge with tourists).

 The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. The revenue is recognized as each performance obligation is completed. 20 % of the revenue recognized when the tour planning and arrangement for tour are completed ,30% of revenue recognized when assistance is completed and then the remaining 50% recognized once the guided tour is completed (after any guided tour services obligations are finished).

ASC 606-10-25-27(a) addresses revenue recognition over time, and it states that revenue should be recognized over time if one of the following conditions is met:(a) The customer receives and consumes the benefits provided by the entity's performance as the entity performs.

We have determined that our performance obligations are typically satisfied at a point in time, such as completion of the service. As a result, revenue for each performance obligation is recognized at a point in time rather than over time.

As of April 30, 2023 the Company has generated $9,400 from sales of our tourism program.

We have sold three tourism programs: the "Caucasus Mountains Retreat" tour service, which is a 5-day guided tour at a cost of $550 per person; the "Old Tbilisi One Day Tour" at a cost of $50 per person; and the "Old Tbilisi 3 Days Tour" at a cost of $200 per person. Our main selling program is the Caucasus Mountains Retreat.

At our company, customers pay us for our guided tours, which are thoughtfully designed to include tailored sightseeing, immersive local experiences, and a range of outdoor activities. We have curated a network of trusted providers who specialize in offering high-quality meals, comfortable accommodation, and convenient transportation. Customers have the flexibility to select and pay for these services directly with the respective providers, in addition to the tour fee they pay to our company.

The tour includes customized tourist attractions and viewpoints in the Caucasus Mountains region. The company can arranges comfortable accommodations for the duration of the tour, such as hotels or lodges situated in picturesque locations near the Caucasus Mountains. The company handles transportation logistics, including airport transfers and transportation between various destinations throughout the tour. As stated, the tour is guided, so the company provides experienced guides who are knowledgeable about the region's history, culture, and natural beauty. The company organizes suitable activities for participants, taking into account their preferences and fitness levels.

The company can organize breakfast, lunch, and dinner at selected restaurants or provide packed meals for outdoor excursions, ensuring that participants have access to nourishing and delicious food. Our company provides customer support throughout the tour, addressing any concerns or issues that participants may have.

In determining the transaction price, we utilize various sources of information, including historical data, market conditions, contractual terms, customer-specific factors, and estimates of variable consideration, where applicable. These considerations enable us to make a reasonable estimate of the transaction price based on the information available at the time of revenue recognition. The transaction price is contractual. No other party can recognize revenue or issue refunds because the Kheoba director is the only party involved. Based on fair market price we allocate the transaction price as follows: 20% is planning/arranging, 30% is assistance and 50% is guide service.

The Company collects payment from customers before the service is provided. When deposits are collected before the service is provided, the Company recognizes deferred income until the customer signs the act of acceptance. The Our performance obligation to plan and arrange trip are met when we finished with planning and arranging for the customers. Our performance obligation to perform assistance during the tour if needed is met when the tour is over in case no assistance is requested. Our obligation to perform the guided tours is met when we finish the guided tour and indication that guided tour is finished is signed by customers the act of acceptance of our services. The company determines that the obligation for guided tour is satisfied when the customer signs the act of acceptance. We consider the signing of the act of acceptance as the point in time when promised services is transferred to the customer.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of April 30, 2023, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

F-16

NOTE 4 – LOAN FROM DIRECTOR

As of April 30, 2023, the Company owed $4,370 to the Company’s sole director, Gaga Gvenetadze for the Company’s working capital purposes. The amount is outstanding and payable upon request.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On August 1, 2021 the Company issued 6,000,000 shares of common stock to a director for consideration of $6,000 at par value $0.001 per share.

There were 6,000,000 shares of common stock issued and outstanding as of April 30, 2023.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Gaga Gvenetadze, has agreed to provide his own premise under office needs. He will not take any fee for these premises, it is for free use.

The extent of the impact of the coronavirus ("COVID‐19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID‐19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to April 30, 2023 through June 21, 2023, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-17

PROSPECTUS

6,000,000 SHARES OF COMMON STOCK

KHEOBA CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$11.12
Auditor Fees and Expenses	$5,500.00
Legal Fees and Expenses	$2,500.00
Transfer Agent Fees	$2,000.00
TOTAL	$10,011.12

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	a transaction from which the director derived an improper personal profit; and
4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

II-1

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On August 1, 2021 Kheoba Corp. offered and sold 6,000,000 share of common stock to our sole officer and director, Gaga Gvenetatdze, for a purchase price of $0.001 per share, for aggregate offering proceeds of $6,000. Kheoba Corp. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person. Mr. Gvenetatdze received “restricted securities.”

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Legal Opinion
10.1*	Service agreements with LUKA JALOGONIA
10.2*	Service agreements with IGOR MAIOROV
10.3*	Service agreements with KHETAGURI AVTANDIL
10.4*	Service agreements with DITO MEZURNISHVILI
23.1	Consent of FRUCI & ASSOCIATES II, PLLC
107*	Filing Fee Table

* Previously Filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

II-2

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Tbilisi, Georgia on August 8, 2023.

KHEOBA CORP.

By:	/s/ Gaga Gvenetatdze
	Name:	Gaga Gvenetatdze
	Title:	President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Gaga Gvenetatdze		August 8, 2023.
Gaga Gvenetatdze	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

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